Exhibit 10.68

[Execution Version]

AMENDED AND RESTATED SECURITY AGREEMENT

          THIS AMENDED AND RESTATED SECURITY AGREEMENT (this “Agreement”), dated as of May 11, 2004, is made among The Chalone Wine Group, Ltd., a California corporation (the “Borrower”), Canoe Ridge Vineyard, L.L.C., a Washington limited liability company (“Canoe Ridge”), SHW Equity Co., a Washington corporation (“SHW”), Staton Hills Winery Company Limited, a Washington corporation (“Staton Hills”), Canoe Ridge Winery, Inc. a Washington corporation (“CRW”) (the Borrower, Canoe Ridge, CRW, SHW and Staton Hills, individually a “Debtor” and collectively, the “Debtors”) and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank International”, New York Branch (“Rabobank”), as Collateral Agent.

          The Borrower, certain lenders and Rabobank, as issuer of letters of credit (in such capacity, the “Issuing Lender”), as swingline lender (in such capacity, the “Swingline Lender”) and as administrative agent (in such capacity, the “Agent”), are parties to an Amended and Restated Credit Agreement dated as of May 11, 2004 (as the same may be hereafter amended, restated, modified, supplemented, renewed or extended from time to time, the “Credit Agreement”) pursuant to which the Lenders have made available to the Borrower a revolving credit facility and term loan facility, as provided therein.

          The Borrower is also party to that certain Amended and Restated Note Purchase Agreement dated as of April 19, 2002 (the “Note Agreement”), entered into by the Borrower with the Purchasers listed on the signature pages thereto. Pursuant to the Note Agreement, the Borrower delivered certain amended and restated notes to the Purchasers (the “Amended and Restated Senior Secured Notes”). The Borrower has requested that the Noteholders amend the Note Agreement and the Noteholders are willing to enter into and execute that certain Second Amendment to Note Purchase Agreement dated May 11, 2004 ( as the same may hereafter be amended, modified and/or restated from time to time, the “Amended and Restated Note Agreement”).

          It is a condition precedent to the amendment and restatement of the Credit Agreement, that each Debtor enter into this Agreement to amend and restate the Original Security Agreement and grant to the Collateral Agent, for itself and for the ratable benefit of the Agent, the Lenders and the Noteholders, the security interests hereinafter provided to secure the obligations of the Debtors as described below.

          The Collateral Agent, the Agent, the Lenders, the Noteholders and the Debtors have entered into an Intercreditor and Collateral Agency Agreement dated as of April 19, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”) pursuant to which, among other things, the Lenders and Noteholders have agreed (i) to the appointment of Rabobank as Collateral Agent and (ii) to the relative priority of their security interests in the Collateral and the manner and order in which certain rights and remedies of the Lenders and Noteholders may be exercised, all as provided therein.

          Accordingly, the parties hereto agree as follows:

          SECTION 1 Definitions; Interpretation.

          (a) Terms Defined in Credit Agreement. All capitalized terms used in this Agreement (including in the preamble and recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

          (b) Certain Defined Terms. As used in this Agreement (including in the preamble and recitals hereof), the following terms shall have the following meanings:

          “Accounts” means any and all of any Debtor’s accounts, as such term is defined in Section 9-102 of the UCC.

          “Appraised Winery Equipment” means the equipment (including, without limitation, all crushing, pressing, processing, bottling and lab equipment, pumps, stainless steel cooperage and wood barrels) which is identified in the appraisal reports delivered by or on behalf of the Borrower to the Agent and the Noteholders prior to the date hereof in respect of the Acacia, Carmenet, Chalone, Canoe Ridge and Sageland vineyard properties and improvements.

          “Books” means all books, records and other written, electronic or other documentation in whatever form maintained now or hereafter by or for any Debtor in connection with the ownership of its assets or the conduct of its business or evidencing or containing information relating to the Collateral, including: (i) ledgers; (ii) records indicating, summarizing, or evidencing any Debtor’s assets (including Inventory and Rights to Payment), business operations or financial condition; (iii) computer programs and software; (iv) computer discs, tapes, files, manuals, spreadsheets; (v) computer printouts and output of whatever kind; (vi) any other computer prepared or electronically stored, collected or reported information and equipment of any kind; and (vii) any and all other rights now or hereafter arising out of any contract or agreement between any Debtor and any service bureau, computer or data processing company or other Person charged with preparing or maintaining any of such Debtor’s books or records or with credit reporting, including with regard to such Debtor’s Accounts.

          “Bulk Wine” means any and all of any Debtor’s bulk wine, whether held for sale in the bulk wine market or otherwise, and whether or not classified as “inventory” under Section 9-102 of the UCC.

          “Chattel Paper” means any and all of any Debtor’s chattel paper, as such term is defined in Section 9-102 of the UCC, including all Electronic Chattel Paper.

          “Collateral” has the meaning set forth in Section 2.

          “Commercial Tort Claims” means any and all of any Debtor’s commercial tort claims, as such term is defined in Section 9-102 of the UCC, including any described in Schedule 1.

          “Control Agreement” means any control agreement or other agreement with any securities intermediary, bank or other Person establishing the Collateral Agent’s control with respect to any Deposit Accounts, Letter-of-Credit Rights or Investment Property, for purposes of UCC Sections 9-104, 9-106 and 9-107.

          “Credit Facility Secured Obligations” means the indebtedness, liabilities and other obligations of the Debtors and Edna Valley to the Collateral Agent, the Agent, the Lenders and the Indemnified Persons under or in connection with the Credit Agreement, the Revolving Notes, the Term Notes, the Guaranties, the Letters of Credit and the other Loan Documents, including all unpaid principal of the Loans, all unpaid drawings under Letters of Credit, all interest accrued thereon, all fees due under the Credit Agreement and the other Loan Documents and all other amounts payable by any Debtor or Edna Valley to the Collateral Agent, the Agent and the Lenders thereunder or in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined.

          “Deposit Account” means any deposit account, as such term is defined in Section 9-102 of the UCC, maintained by or for the benefit of any Debtor, whether or not restricted or designated for a particular purpose.

          “Documents” means any of any Debtor’s documents, as such term is defined in Section 9-102 of the UCC.

          “Edna Valley” means Edna Valley Vineyard, a joint venture.

          “Electronic Chattel Paper” means any and all of any Debtor’s electronic chattel paper, as such term is defined in Section 9-102 of the UCC.

          “Equipment” means any and all of any Debtor’s equipment, including any and all fixtures, as such terms are defined in Section 9-102 of the UCC.

          “Excluded Collateral” means the personal property listed on Schedule 2, to the extent such property relates to the Excluded Parcels, if any; provided, however, that, notwithstanding anything to the contrary herein, the Appraised Winery Equipment shall not at any time constitute Excluded Collateral; and provided further that, for the avoidance of doubt, it is agreed and acknowledged that Bulk Wine and Inventory shall not at any time constitute Excluded Collateral.

          “Excluded Parcel” means any real property of any Debtor that is not encumbered by a Deed of Trust.

          “Farm Products” means any and all of any Debtor’s farm products, as such term is defined in Section 9-102 of the UCC.

          “General Intangibles” means any and all of any Debtor’s general intangibles, as such term is defined in Section 9-102 of the UCC.

          “Instruments” means any and all of such Debtors’ instruments, as such term is defined in Section 9-102 of the UCC.

          “Intellectual Property Collateral” means the following properties and assets owned or held by any Debtor or in which any Debtor otherwise has any interest, now existing or hereafter acquired or arising:

          (i) all patents and patent applications, domestic or foreign, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses (including such patents, patent applications and patent licenses as described in Schedule 1), all rights to sue for past, present or future infringement thereof, all rights arising therefrom and pertaining thereto and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof;

          (ii) all copyrights and applications for copyright, domestic or foreign, together with the underlying works of authorship (including titles), whether or not the underlying works of authorship have been published and whether said copyrights are statutory or arise under the common law, and all other rights and works of authorship (including the copyrights and copyright applications described in Schedule 1), all computer programs, computer databases, computer program flow diagrams, source codes, object codes and all tangible property embodying or incorporating any copyrights, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses, and all other rights, claims and demands in any way relating to any such copyrights or works, including royalties and rights to sue for past, present or future infringement, and all rights of renewal and extension of copyright;

          (iii) all state (including common law), federal and foreign trademarks, service marks and trade names, and applications for registration of such trademarks, service marks and trade names, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses (including such marks, names, applications and licenses as described in Schedule 1), whether registered or unregistered and wherever registered, all rights to sue for past, present or future infringement or unconsented use thereof, all rights arising therefrom and pertaining thereto and all reissues, extensions and renewals thereof;

          (iv) all trade secrets, trade dress, trade styles, logos, other source of business identifiers, mask-works, mask-work registrations, mask-work applications, software, confidential information, customer lists, license rights, advertising materials, operating manuals, methods, processes, know-how, algorithms, formulae, databases, quality control procedures, product, service and technical specifications, operating, production and quality control manuals, sales literature, drawings, specifications, blue prints, descriptions, inventions, name plates and catalogs;

          (v) the entire goodwill of or associated with the businesses now or hereafter conducted by any Debtor connected with and symbolized by any of the aforementioned properties and assets; and

          (vi) all accounts, all intangible intellectual or other similar property and other general intangibles associated with or arising out of any of the aforementioned properties and assets and not otherwise described above.

          “Inventory” means any of any Debtor’s inventory, as such term is defined in Section 9-102 of the UCC.

          “Investment Property” means any of any Debtor’s investment property, as such term is defined in Section 9-102 of the UCC.

          “Lenders” means the lenders from time to time party to the Credit Agreement as “Lenders”. References to the Lenders shall include references to Rabobank in its capacity as the Issuing Lender and the Swingline Lender; for purposes of clarification only, to the extent that Rabobank may have any rights or obligations in addition to those of the Lenders due to its status as the Issuing Lender or the Swingline Lender, its status as such will be specifically referenced. Unless the context otherwise clearly requires, the Lenders shall include any such Person in its capacity as Swap Provider. Unless the context otherwise clearly requires, references to any such Person as a Lender shall also include any of such Person’s Affiliates that may at any time of determination be Swap Providers.

          “Letter-of-Credit Rights” means any and all of any Debtor’s letter-of-credit rights, as such term is defined in Section 9-102 of the UCC.

          “Noteholders” means the noteholders from time to time holding one or more of the Amended and Restated Senior Secured Notes and in whose name such Amended and Restated Senior Secured Note(s) are registered in the register maintained by the Borrower pursuant to the Amended and Restated Note Agreement.

          “Original Security Agreement” means the Security Agreement dated as of April 19, 2002, between the Debtors and Rabobank.

          “Private Placement Secured Obligations” means the indebtedness, liabilities and other obligations of the Debtors and Edna Valley to the Collateral Agent and the Noteholders under or in connection with the Amended and Restated Note Agreement, the Amended and Restated Senior Secured Notes, the Subsidiary Guarantee Agreement (as defined in the Amended and Restated Note Agreement) and the other Loan Documents (as defined in the Amended and Restated Note Agreement), including all unpaid principal of the Amended and Restated Senior Secured Notes, all interest accrued thereon, all fees due under the Amended and Restated Note Agreement and the other Loan Documents (as so defined) and all other amounts payable by any Debtor or Edna Valley to the Collateral Agent and the Noteholders thereunder or in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined.

          “Proceeds” means all proceeds, as such term is defined in Section 9-102 of the UCC.

          “Rights to Payment” means any and all of any Debtor’s Accounts and any and all of any Debtor’s rights and claims to the payment or receipt of money or other forms of consideration of any kind in, to and under or with respect to its Chattel Paper, Documents, General Intangibles, Instruments, Investment Property, Letter-of-Credit Rights, Proceeds and Supporting Obligations.

          “Secured Obligations” means the Credit Facility Secured Obligations and the Private Placement Secured Obligations.

          “Supporting Obligations” means all supporting obligations, as such term is defined in Section 9-102 of the UCC.

          “UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York.

          (c) Terms Defined in UCC. Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

          (d) Interpretation. The rules of interpretation set forth in Section 1.03 of the Credit Agreement shall be applicable to this Agreement and are incorporated herein by this reference.

          SECTION 2 Security Interest.

          (a) Grant of Security Interest. As security for the payment and performance of the Secured Obligations, each Debtor hereby grants to the Collateral Agent, for itself and on behalf of and for the ratable benefit of the Agent, the Lenders and the Noteholders, a security interest in all of such Debtor’s right, title and interest in, to and under all of its personal property, wherever located and whether now existing or owned or hereafter acquired or arising, including the following property (collectively, the “Collateral”): (i) all Accounts; (ii) all Chattel Paper; (iii) all Commercial Tort Claims; (iv) all Deposit Accounts; (v) all Documents; (vi) all Equipment; (vii) all Farm Products, (viii) all General Intangibles; (ix) all Instruments; (x) all Inventory; (xi) all Investment Property; (xii) all Letter-of-Credit Rights; and (xii) all money, all products and Proceeds of any and all of the foregoing, and all Supporting Obligations of any and all of the foregoing. Notwithstanding the foregoing, except for fixtures (as provided in Section 9-313 of the UCC), such grant of a security interest shall not extend to, and the term “Collateral” shall not include, any asset which would be real property under the law of the jurisdiction in which it is located or any Excluded Collateral.

          (b) Debtor Remains Liable. Anything herein to the contrary notwithstanding, (i) each Debtor shall remain liable under any contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Collateral Agent of any of the rights hereunder shall not release such Debtor from any of its duties or obligations under such contracts, agreements and other documents included in the Collateral, and (iii) the Collateral Agent shall not have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall the Collateral Agent be obligated to perform any of the obligations or duties of such Debtor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.

          (c) Continuing Security Interest. Each Debtor agrees that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with Section 22.

          SECTION 3 Perfection and Priority.

          (a) Financing Statements. Each Debtor shall execute and deliver to the Collateral Agent concurrently with the execution of this Agreement, and such Debtor hereby authorizes the Collateral Agent to file (with or without such Debtor’s signature), at any time and from time to time thereafter, all financing statements, continuation financing statements, termination statements, security agreements relating to the Intellectual Property Collateral, if any, assignments, fixture filings, affidavits, reports, notices and other documents and instruments, in form satisfactory to the Collateral Agent, and take all other action, as the Collateral Agent may request, to perfect and continue perfected, maintain the priority of or provide notice of the Collateral Agent’s security interest in the Collateral and to accomplish the purposes of this Agreement. Without limiting the generality of the foregoing, each Debtor ratifies and authorizes the filing by the Collateral Agent of any financing statements filed prior to the date hereof.

          (b) Bailees. Any Person (other than the Collateral Agent) at any time and from time to time holding all or any portion of the Collateral shall be deemed to, and shall, hold the Collateral as the agent of, and as pledge holder for, the Collateral Agent. At any time and from time to time, the Collateral Agent may give notice to any such Person holding all or any portion of the Collateral that such Person is holding the Collateral as the agent and bailee of, and as pledge holder for, the Collateral Agent, and obtain such Person’s written acknowledgment thereof. Without limiting the generality of the foregoing, such Debtor will join with the Collateral Agent in notifying any Person who has possession of any Collateral of the Collateral Agent’s security interest therein and obtaining an acknowledgment from such Person that it is holding the Collateral for the benefit of the Collateral Agent.

          (c) Control. Each Debtor will cooperate with the Collateral Agent in obtaining control (as defined in the UCC) of Collateral consisting of any Deposit Accounts, Electronic Chattel Paper, Investment Property or Letter-of-Credit Rights.

          SECTION 4 Representations and Warranties. In addition to the representations and warranties of the Debtors set forth in the Credit Agreement, which are incorporated herein by this reference, each Debtor represents and warrants to the Agent, each Lender, each Noteholder and the Collateral Agent that:

          (a) Location of Chief Executive Office and Collateral. Its chief executive office and principal place of business (as of the date of this Agreement) is located at the address set forth in Schedule 1; and all other locations (as of the date of this Agreement) where such Debtor conducts business or Collateral is kept are set forth in Schedule 1.

          (b) Locations of Books. All locations where Books pertaining to the Rights to Payment are kept, including all equipment necessary for accessing such Books and the names and addresses of all service bureaus, computer or data processing companies and other Persons keeping any Books or collecting Rights to Payment for such Debtor, are set forth in Schedule 1.

          (c) Jurisdiction of Organization and Names. Each Debtor’s jurisdiction of organization is set forth in Schedule 1; and each Debtor’s exact legal name is as set forth in the first paragraph of this Agreement. All trade names and trade styles under which any Debtor presently conducts its business operations are set forth in Schedule 1, and, except as set forth in Schedule 1, each Debtor has not, at any time in the past: (i) been known as or used any other corporate, trade or fictitious name; (ii) changed its name; (iii) been the surviving or resulting corporation in a merger or consolidation; or (iv) acquired through asset purchase or otherwise any business of any Person.

          (d) Collateral. Each Debtor has rights in or the power to transfer the Collateral, and such Debtor is, and, except as permitted by Section 5(i), will continue to be, the sole and complete owner of the Collateral (or, in the case of after-acquired Collateral, at the time such Debtor acquires rights in such Collateral, will be the sole and complete owner thereof), free from any Lien other than Permitted Liens.

          (e) Enforceability; Priority of Security Interest. (i) This Agreement creates a security interest which is enforceable against the Collateral in which any Debtor now has rights and will create a security interest which is enforceable against the Collateral in which any Debtor hereafter acquires rights at the time such Debtor acquires any such rights, subject to the Permitted Liens and the Intercreditor Agreement; and (ii) the Collateral Agent has a perfected and first priority security interest in the Collateral in which any Debtor now has rights, and will have a perfected and first priority security interest in the Collateral in which such Debtor hereafter acquires rights at the time such Debtor acquires any such rights, in each case securing the payment and performance of the Secured Obligations and subject to Permitted Liens and the Intercreditor Agreement.

          (f) Other Financing Statements. Other than (i) financing statements disclosed to the Agent, the Noteholders and the Lenders in writing, and (ii) financing statements in favor of the Collateral Agent on behalf of itself, the Agent, the Lenders and the Noteholders, no effective financing statement naming any Debtor as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Collateral is on file in any filing or recording office in any jurisdiction.

          (g) Rights to Payment.

          (i) The Rights to Payment represent valid, binding and enforceable obligations of the account debtors or other Persons obligated thereon, representing undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto, and are and will be genuine, free from Liens, and not subject to any adverse claims, counterclaims, setoffs, defaults, disputes, defenses, discounts, retainages, holdbacks or conditions precedent of any kind or character, except to the extent reflected by any Debtor’s reserves for uncollectible Rights to Payment or to the extent, if any, that such account debtors or other Persons may be entitled to normal and ordinary course trade discounts, returns, adjustments and allowances in accordance with Section 5(m), or as otherwise disclosed to the Collateral Agent, the Agent, the Lenders and the Noteholders in writing;

          (ii) to the best of each Debtor’s knowledge and belief, all account debtors and other obligors on the Rights to Payment are solvent and generally paying their debts as they come due;

          (iii) all Rights to Payment comply with all applicable laws concerning form, content and manner of preparation and execution, including where applicable any federal or state consumer credit laws;

          (iv) no Debtor has assigned any of its rights under the Rights to Payment except as provided in this Agreement or as set forth in the other Loan Documents;

          (v) with respect to the Rights to Payment constituting Eligible Receivables, except as disclosed in writing to the Agent and the Lenders, no Debtor has any knowledge that any of the criteria for eligibility are not or are no longer satisfied;

          (vi) all statements made, all unpaid balances and all other information in the Books and other documentation relating to the Rights to Payment are true and correct and in all respects what they purport to be; and

          (vii) no Debtor has any knowledge of any fact or circumstance which would impair the validity or collectibility of any of the Rights to Payment.

          (h) Inventory. No Inventory or Farm Products is stored with any bailee or warehouseman or similar Person or on any premises leased to any Debtor, nor has any Inventory or Farm Products been consigned to any Debtor or consigned by any Debtor to any Person or is held by any Debtor for any Person under any “bill and hold” or other arrangement, except as set forth in Schedule 1; and with respect to the Inventory constituting Eligible Inventory, except as disclosed in writing to the Agent and the Lenders, no Debtor has any knowledge that any of the criteria for eligibility are not or are no longer satisfied.

          (i) Intellectual Property.

          (i) Except as set forth in Schedule 1, no Debtor (directly or through any Subsidiary) owns, possesses or uses under any licensing arrangement any patents, copyrights, trademarks, service marks or trade names, nor is there currently pending before any Governmental Authority any application for registration of any patent, copyright, trademark, service mark or trade name;

          (ii) all patents, copyrights, trademarks, service marks and trade names are subsisting and have not been adjudged invalid or unenforceable in whole or in part;

          (iii) all maintenance fees required to be paid on account of any patents have been timely paid for maintaining such patents in force, and, to the best of each Debtor’s knowledge, each of the patents is valid and enforceable and each Debtor has notified the Agent, the Lenders and the Noteholders in writing of all prior art (including public uses and sales) of which it is aware;

          (iv) to the best of each Debtor’s knowledge after due inquiry, no material infringement or unauthorized use presently is being made of any Intellectual Property Collateral by any Person;

          (v) each Debtor is the sole and exclusive owner of its Intellectual Property Collateral and the past, present and contemplated future use of such Intellectual Property Collateral by such Debtor has not, does not and will not infringe or violate any right, privilege or license agreement of or with any other Person; and

          (vi) each Debtor owns, has material rights under, is a party to, or an assignee of a party to all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, trade names and all other Intellectual Property Collateral necessary to continue to conduct its business as heretofore conducted.

          (j) Equipment.

          (i) None of the Equipment constituting Collateral or other Collateral is affixed to real property, except Collateral with respect to which each Debtor has supplied the Collateral Agent, the Agent, the Lenders and the Noteholders with all information and documentation necessary to make all fixture filings required to perfect and protect the priority of the Collateral Agent’s security interest in all such Collateral which may be fixtures as against all Persons having an interest in the premises to which such property may be affixed;

          (ii) none of the Equipment constituting Collateral is leased from or to any Person, except as set forth on Schedule 1 or as otherwise disclosed to the Collateral Agent, the Agent, the Lenders and the Noteholders in writing;

          (iii) the Appraised Winery Equipment has an aggregate appraised value of not less than $6,590,000, as set forth in the appraisal reports previously delivered to the Agent and the Noteholders prior to the date hereof; and

          (iv) the Appraised Winery Equipment is owned by one or more of the Debtors free and clear of all Liens, rights and interests of any other Person.

          (k) Deposit Accounts. The names and addresses of all financial institutions at which any Debtor maintains its Deposit Accounts, and the account numbers and account names of such Deposit Accounts, are set forth in Schedule 1.

          (l) Investment Property; Instruments; and Chattel Paper. All securities accounts of any Debtor and other Investment Property of any Debtor are set forth in Schedule 1, and all Instruments and Chattel Paper held by any Debtor are also set forth in Schedule 1.

          (m) Control Agreements. No Control Agreements exist with respect to any Collateral other than any Control Agreements in favor of the Collateral Agent.

          (n) Letter-of-Credit Rights. No Debtor has any Letter-of-Credit Rights except as set forth in Schedule 1.

          (o) Commercial Tort Claims. No Debtor has any Commercial Tort Claims except as set forth in Schedule 1.

          (p) Leases. No Debtor is nor will not become a lessee under any real property lease or other agreement governing the location of Collateral at the premises of another Person pursuant to which the lessor or such other Person may obtain any rights in any of the Collateral, and no such lease or other such agreement now prohibits, restrains, impairs or will prohibit, restrain or impair any Debtor’s right to remove any Collateral from the premises at which such Collateral is situated, except for the usual and customary restrictions contained in leases of real property.

          (q) Consideration. Each Debtor has received at least reasonably equivalent value and more than sufficient consideration to support the indebtedness, obligations, liens and security interests created hereunder and under the other Loan Documents to which such Debtor is a party. Each Debtor acknowledges that it will derive substantial direct and indirect benefits from the making of the Loans to the Borrower and the issuances of letters of credit pursuant to the Credit Agreement and, without limiting the generality of the foregoing, agrees to the inclusion of such Debtor’s assets in the Borrowing Base as provided in the Credit Agreement.

          SECTION 5 Covenants. In addition to the covenants of each Debtor set forth in the Credit Agreement and the other Loan Documents and in the Amended and Restated Note Agreement and the other Loan Documents (as defined in the Amended and Restated Note Agreement), so long as any of the Secured Obligations remain unsatisfied or any Lender shall have any Commitment, each Debtor agrees that:

          (a) Defense of Collateral. It will appear in and defend any action, suit or proceeding which may affect to a material extent its title to, or right or interest in, or the Collateral Agent’s right or interest in, the Collateral.

          (b) Preservation of Collateral. It will do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral.

          (c) Compliance with Laws, Etc. It will comply with all laws, regulations and ordinances, and all policies of insurance, relating in a material way to the possession, operation, maintenance and control of the Collateral.

          (d) Location of Books and Chief Executive Office. It will: (i) keep all Books pertaining to the Rights to Payment at the locations set forth in Schedule 1; and (ii) give at least 30 days’ prior written notice to the Collateral Agent, the Agent and the Noteholders of (a) any changes in any such location where Books pertaining to the Rights to Payment are kept, including any change of name or address of any service bureau, computer or data processing company or other Person preparing or maintaining any Books or collecting Rights to Payment for the Debtor or (b) any change in the location of its chief executive office or principal place of business.

          (e) Location of Collateral. It will: (i) keep the Collateral at the locations set forth in Schedule 1 and not remove the Collateral from such locations (other than disposals of Collateral permitted by subsection (i) below) except upon at least 30 days’ prior written notice of any removal to the Collateral Agent, the Agent and the Noteholders; and (ii) give the Collateral

Agent, the Agent and the Noteholders at least 30 days’ prior written notice of any change in the locations set forth in Schedule 1.

          (f) Change in Name, Identity or Structure. It will give at least 30 days’ prior written notice to the Collateral Agent, the Agent and the Noteholders of (i) any change in its name, (ii) any change in its jurisdiction of organization, (iii) any change in its registration as an organization (or any new such registration); and (iv) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading; provided that it shall not change its jurisdiction of organization to a jurisdiction outside of the United States.

          (g) Maintenance of Records. It will keep separate, accurate and complete Books with respect to the Collateral, disclosing the Collateral Agent’s security interest hereunder.

          (h) Invoicing of Sales. It will invoice all of its sales upon forms customary in the industry and to maintain proof of delivery and customer acceptance of goods.

          (i) Disposition of Collateral. It will not surrender or lose possession of (other than to the Collateral Agent), sell, lease, rent, or otherwise dispose of or transfer any of the Collateral or any right or interest therein, except to the extent permitted by the Credit Agreement and the Amended and Restated Note Agreement; provided that no such disposition or transfer of Investment Property or Instruments shall be permitted while any Event of Default exists.

          (j) Liens. It will keep the Collateral free of all Liens except Permitted Liens.

          (k) Expenses. It will pay all expenses of protecting, storing, warehousing, insuring, handling and shipping the Collateral.

          (l) Leased Premises. At the Collateral Agent’s, the Agent’s or the Noteholders’ request, it will obtain from each Person from whom it leases any premises at which any Collateral is at any time present such collateral access, subordination, waiver, consent and estoppel agreements as the Collateral Agent, the Agent or the Noteholders may require, in form and substance satisfactory to the Collateral Agent, the Agent and the Noteholders.

          (m) Rights to Payment. It will:

          (i) give only normal discounts, allowances and credits as to Accounts and other Rights to Payment, in the ordinary course of business, according to normal trade practices utilized by it in the past, and enforce all Accounts and other Rights to Payment strictly in accordance with their terms, and take all such action to such end as may from time to time be reasonably requested by the Collateral Agent, the Agent or the Noteholders, except that it may grant any extension of the time for payment or enter into any agreement to make a rebate or otherwise to reduce the amount owing on or with respect to, or compromise or settle for less than the full amount thereof, any Account or other Right to Payment, in the ordinary course of business, according to normal trade practices utilized by it in the past, and where the amount involved does not exceed $1,500,000 or where the Account or Right to Payment does not exceed $1,500,000 or would not be materially impaired;

          (ii) if any discount, allowance, credit, extension of time for payment, agreement to make a rebate or otherwise to reduce the amount owing on, or compromise or settle, an Account or other Right to Payment exists or occurs, or if, to the knowledge of it, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to an Account or other Right to Payment, disclose such fact fully to the Collateral Agent, the Agent and the Noteholders in the Books relating to such Account or other Right to Payment and in connection with any invoice or report furnished by it to the Collateral Agent, the Agent and the Noteholders relating to such Account or other Right to Payment;

          (iii) if any Accounts arise from contracts with the United States or any department, agency or instrumentality thereof, immediately notify the Collateral Agent, the Agent and the Noteholders thereof and, upon the request of the Collateral Agent, the Agent or the Noteholders, execute any documents and instruments and take any other steps requested by the Collateral Agent, the Agent or the Noteholders in order that all monies due and to become due thereunder shall be assigned to the Collateral Agent and notice thereof given to the Federal authorities under the Federal Assignment of Claims Act;

          (iv) in accordance with its sound business judgment perform and comply in all material respects with its obligations in respect of the Accounts and other Rights to Payment;

          (v) upon the request of the Collateral Agent, the Agent or the Noteholders while an Event of Default exists, (a) at any time, notify all or any designated portion of the account debtors and other obligors on the Rights to Payment of the security interest hereunder, and (b) notify the account debtors and other obligors on the Rights to Payment or any designated portion thereof that payment shall be made directly to the Collateral Agent or to such other Person or location as the Collateral Agent shall specify; and

          (vi) upon the occurrence of any Event of Default, establish such lockbox or similar arrangements for the payment of the Accounts and other Rights to Payment as the Collateral Agent, the Agent or the Noteholders shall reasonably require.

          (n) Instruments, Investment Property, Etc. Upon the request of the Collateral Agent, the Agent or the Noteholders it will (i) immediately deliver to the Collateral Agent, or an agent designated by it, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all Instruments, Documents, Chattel Paper and certificated securities with respect to any Investment Property, all letters of credit, and all other Rights to Payment at any time evidenced by promissory notes, trade acceptances or other instruments, (ii) cause any securities intermediaries to show on their books that the Collateral Agent is the entitlement holder with respect to any Investment Property, and/or obtain Control Agreements in favor of the Collateral Agent from such securities intermediaries, in form and substance satisfactory to the Collateral Agent, the Agent and the Noteholders with respect to any Investment Property, as requested by Collateral Agent, and (iii) provide such notice, obtain such acknowledgments and take all such other action, with respect to any Chattel Paper, Documents and Letter-of Credit Rights, as the Collateral Agent, the Agent or the Noteholders shall reasonably specify.

          (o) Deposit Accounts and Securities Accounts. It will give the Collateral Agent, the Agent and the Noteholders immediate written notice of the establishment of any new Deposit Account and any new securities account with respect to any Investment Property.

          (p) Inventory. It will:

          (i) upon the request of the Collateral Agent (which, except upon the occurrence and during the continuation of an Event of Default, shall not be given more than once in any 12-month period), take a physical listing of the Inventory and promptly deliver a copy of such physical listing to the Collateral Agent; and

          (ii) not store any Inventory or Farm Products with a bailee, warehouseman or similar Person or on premises leased to the Debtor, nor dispose of any Inventory or Farm Products on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment or similar basis, nor acquire any Inventory or Farm Products from any Person on any such basis, without in each case giving the Agent prior written notice thereof.

          (q) Equipment. It will, upon the Collateral Agent’s request (which, except upon the occurrence and during the continuation of an Event of Default shall not be given more than once in any 12-month period), deliver to the Collateral Agent a report of each item of Equipment, in form and substance satisfactory to the Collateral Agent.

          (r) Intellectual Property Collateral. It will:

          (i) not enter into any agreement (including any license or royalty agreement) pertaining to any Intellectual Property Collateral, except for non-exclusive licenses in the ordinary course of business, without in each case the prior written consent of the Collateral Agent;

          (ii) not allow or suffer any Intellectual Property Collateral to become abandoned, nor any registration thereof to be terminated, forfeited, expired or dedicated to the public;

          (iii) promptly give the Collateral Agent, the Agent and the Noteholders notice of any rights it may obtain to any new patentable inventions, copyrightable works or other new Intellectual Property Collateral, prior to the filing of any application for registration thereof; and

          (iv) diligently prosecute all applications for patents, copyrights and trademarks, and file and prosecute any and all continuations, continuations-in-part, applications for reissue, applications for certificate of correction and like matters as shall be reasonable and appropriate in accordance with prudent business practice, and promptly and timely pay any and all maintenance, license, registration and other fees, taxes and expenses incurred in connection with any Intellectual Property Collateral.

          (s) Notices, Reports and Information. It will (i) notify the Collateral Agent, the Agent and the Noteholders of any other modifications of or additions to the information contained in Schedule 1; (ii) notify the Collateral Agent, the Agent and the Noteholders of any material claim made or asserted against the Collateral by any Person and of any change in the composition of the Collateral (other than in the ordinary course of business) or other event which could materially adversely affect the value of the Collateral or the Collateral Agent’s Lien thereon; (iii) furnish to the Collateral Agent, the Agent and the Noteholders such statements and schedules further identifying and describing the Collateral and such other reports and other information in connection with the Collateral as the Collateral Agent, the Agent or the Noteholders may reasonably request, all in reasonable detail; and (iv) upon request of the Collateral Agent, the Agent or the Noteholders make such demands and requests for information and reports as the Debtor is entitled to make in respect of the Collateral.

          (t) Chattel Paper. It will not create any Chattel Paper without placing a legend on the Chattel Paper acceptable to the Collateral Agent, the Agent and the Noteholders indicating that the Collateral Agent has a security interest in the Chattel Paper. It will give the Collateral Agent, the Agent and the Noteholders immediate notice if it at any time holds or acquires an interest in any Chattel Paper, including any Electronic Chattel Paper.

          (u) Commercial Tort Claims. It will give the Collateral Agent, the Agent and the Noteholders immediate notice if it shall at any time hold or acquire any Commercial Tort Claim.

          (v) Letter-of-Credit Rights. It will give the Collateral Agent, the Agent and the Noteholders immediate notice if it shall at any time hold or acquire any Letter-of-Credit Rights.

          SECTION 6 Rights to Payment.

          (a) Collection of Rights to Payment. Until the Collateral Agent exercises its rights hereunder to collect Rights to Payment, each Debtor shall endeavor in the first instance diligently to collect all amounts due or to become due on or with respect to the Rights to Payment. At the request of the Collateral Agent, the Agent or the Noteholders, upon and after the occurrence of any Event of Default, and while such Event of Default is continuing, all remittances received by any Debtor shall be held in trust for the Collateral Agent and, in accordance with the Collateral Agent’s instructions, remitted to the Collateral Agent or deposited to an account with the Collateral Agent in the form received (with any necessary endorsements or instruments of assignment or transfer).

          (b) Investment Property and Instruments. At the request of the Collateral Agent, the Agent or the Noteholders, upon and after the occurrence of any Event of Default and while such Event of Default is continuing, the Collateral Agent shall be entitled to receive all distributions and payments of any nature with respect to any Investment Property or Instruments, and all such distributions or payments received by any Debtor shall be held in trust for the Collateral Agent and, in accordance with the Collateral Agent’s instructions, remitted to the Collateral Agent or deposited to an account with the Collateral Agent in the form received (with any necessary endorsements or instruments of assignment or transfer). Following the occurrence of an Event of Default any such distributions and payments with respect to any Investment Property held in any securities account shall be held and retained in such securities account, in each case as part of the Collateral hereunder. Additionally, the Collateral Agent shall have the right, upon the occurrence of an Event of Default and while such Event of Default is continuing, following prior written notice to the Debtors, to vote and to give consents, ratifications and waivers with respect to any Investment Property and Instruments, and to exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining thereto, as if the Collateral Agent were the absolute owner thereof; provided that the Collateral Agent shall have no duty to exercise any of the foregoing rights afforded to it and shall not be responsible to any Debtor or any other Person for any failure to do so or delay in doing so.

          SECTION 7 Authorization; Collateral Agent Appointed Attorney-in-Fact. The Collateral Agent shall have the right to, in the name of any Debtor, or in the name of the Collateral Agent or otherwise, without notice to or assent by the Debtors, and each Debtor hereby constitutes and appoints the Collateral Agent (and any of the Collateral Agent’s officers or employees or Collateral Agents designated by the Collateral Agent) as such Debtor’s true and lawful attorney-in-fact, with full power and authority to:

          (i) sign and file any of the financing statements which must be executed or filed to perfect or continue perfected, maintain the priority of or provide notice of the Collateral Agent’s security interest in the Collateral;

          (ii) take possession of and endorse any notes, acceptances, checks, drafts, money orders or other forms of payment or security and collect any Proceeds of any Collateral;

          (iii) sign and endorse any invoice or bill of lading relating to any of the Collateral, warehouse or storage receipts, drafts against customers or other obligors, assignments, notices of assignment, verifications and notices to customers or other obligors;

          (iv) send requests for verification of Rights to Payment to the customers or other obligors of any Debtor;

          (v) contact, or direct the Debtors to contact, all account debtors and other obligors on the Rights to Payment and instruct such account debtors and other obligors to make all payments directly to the Collateral Agent;

          (vi) assert, adjust, sue for, compromise or release any claims under any policies of insurance;

          (vii) exercise dominion and control over, and refuse to permit further withdrawals from, Deposit Accounts maintained with the Collateral Agent, any Lender or any other bank, financial institution or other Person;

          (viii) notify each Person maintaining lockbox or similar arrangements for the payment of the Rights to Payment to remit all amounts representing collections on the Rights to Payment directly to the Collateral Agent;

          (ix) ask, demand, collect, receive and give acquittances and receipts for any and all Rights to Payment, enforce payment or any other rights in respect of the Rights to Payment and other Collateral, grant consents, agree to any amendments, modifications or waivers of the agreements and documents governing the Rights to Payment and other Collateral, and otherwise file any claims, take any action or institute, defend, settle or adjust any actions, suits or proceedings with respect to the Collateral, as the Collateral Agent may deem necessary or desirable to maintain, preserve and protect the Collateral, to collect the Collateral or to enforce the rights of the Collateral Agent with respect to the Collateral;

          (x) execute any and all applications, documents, papers and instruments necessary for the Collateral Agent to use the Intellectual Property Collateral and grant or issue any exclusive or non-exclusive license or sublicense with respect to any Intellectual Property Collateral;

          (xi) execute any and all endorsements, assignments or other documents and instruments necessary to sell, lease, assign, convey or otherwise transfer title in or dispose of the Collateral;

          (xii) execute and deliver to any securities intermediary or other Person any entitlement order or other notice, document or instrument which the Collateral Agent may reasonably deem necessary or advisable to maintain, protect, realize upon and preserve the Deposit Accounts and Investment Property and the Collateral Agent’s security interest therein; and

          (xiii) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of the Debtors, which the Collateral Agent may reasonably deem necessary or advisable to maintain, protect, realize upon and preserve the Collateral and the Collateral Agent’s security interest therein and to accomplish the purposes of this Agreement.

The Collateral Agent agrees that, except upon and during the continuance of an Event of Default, it shall not exercise the power of attorney, or any rights granted to the Collateral Agent, pursuant to clauses (ii) through (xiii). The foregoing power of attorney is coupled with an interest and irrevocable so long as the Lenders have any Commitments or the Secured Obligations have not been paid and performed in full. Each Debtor hereby ratifies, to the extent permitted by law, all that the Collateral Agent shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 7.

          SECTION 8 Collateral Agent Performance of Debtor Obligations. The Collateral Agent, the Agent or the Noteholders may perform or pay any obligation which the Debtors have agreed to perform or pay under this Agreement upon notice to the Debtors, if the Debtors have failed to timely perform or pay any such obligation, and each Debtor shall reimburse the Collateral Agent, the Agent or the Noteholders, as the case may be, on demand for any amounts paid by the Collateral Agent, the Agent or the Noteholders, as the case may be, pursuant to this Section 8.

          SECTION 9 [Reserved.]

          SECTION 10 Remedies.

          (a) Remedies. Upon the occurrence of any Event of Default and while such Event of Default is continuing, the Collateral Agent shall have, in addition to all other rights and remedies granted to it in this Agreement, all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, each Debtor agrees that:

          (i) The Collateral Agent may peaceably and without notice enter any premises of any Debtor, take possession of any Collateral, remove or dispose of all or part of the Collateral on any premises of any Debtor or elsewhere, or, in the case of Equipment, render it nonfunctional, and otherwise collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust, or sue for all or any part of the Collateral, as the Collateral Agent may determine.

          (ii) The Collateral Agent may require any Debtor to assemble all or any part of the Collateral and make it available to the Collateral Agent, at any place and time designated by the Collateral Agent.

          (iii) The Collateral Agent may use or transfer any of any Debtor’s rights and interests in any Intellectual Property Collateral, by license, by sublicense (to the extent permitted by an applicable license) or otherwise, on such conditions and in such manner as the Collateral Agent may determine.

          (iv) The Collateral Agent may secure the appointment of a receiver of the Collateral or any part thereof (to the extent and in the manner provided by applicable law).

          (v) The Collateral Agent may withdraw (or cause to be withdrawn) any and all funds from any Deposit Accounts or securities accounts.

          (vi) The Collateral Agent may sell, resell, lease, use, assign, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of any Debtor’s assets, without charge or liability to the Collateral Agent therefor) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit or for future delivery without assumption of any credit risk, all as the Collateral Agent deems advisable; provided, however, that such Debtor shall be credited with the net proceeds of sale only when such proceeds are finally collected by the Collateral Agent. The Collateral Agent and each of the Lenders shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption each Debtor hereby releases, to the extent permitted by law. The Collateral Agent shall give the Debtors such notice of any public or private sale as may be required by the UCC or other applicable law. Each Debtor recognizes that the Collateral Agent may be unable to make a public sale of any or all of the Investment Property, by reason of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall be considered a commercially reasonable sale.

          (vii) Neither the Collateral Agent, the Agent, any Noteholder nor any Lender shall have any obligation to clean up or otherwise prepare the Collateral for sale. The Collateral Agent has no obligation to attempt to satisfy the Secured Obligations by collecting them from any other Person liable for them and the Collateral Agent may release, modify or waive any Collateral provided by any other Person to secure any of the Secured Obligations, all without affecting the Collateral Agent’s, the Agent’s, any Noteholder’s or any Lender’s rights against any Debtor. Each Debtor waives any right it may have to require the Collateral Agent, the Agent, any Noteholder or any Lender to pursue any third Person for any of the Secured Obligations. The Collateral Agent may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If the Collateral Agent sells any of the Collateral upon credit, the Debtors will be credited only with payments actually made by the purchaser, received by the Collateral Agent and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Collateral Agent may resell the Collateral and the Debtors shall be credited with the proceeds of the sale.

          (b) License. For the purpose of enabling the Collateral Agent to exercise its rights and remedies under this Section 10 or otherwise in connection with this Agreement, each Debtor hereby grants to the Collateral Agent an irrevocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to the Debtors) to use, license or sublicense any Intellectual Property Collateral.

          (c) Proceeds Account. To the extent that any of the Secured Obligations may be contingent, unmatured or unliquidated (including with respect to undrawn amounts under the Letters of Credit) at such time as there may exist an Event of Default, the Collateral Agent may, at its election, (i) retain the proceeds of any sale, collection, disposition or other realization upon the Collateral (or any portion thereof) in a special purpose non-interest-bearing restricted deposit account (the “Proceeds Account”) created and maintained by the Collateral Agent for such purpose (which shall constitute a Deposit Account included within the Collateral hereunder) until such time as the Collateral Agent may elect to apply such proceeds to the Secured Obligations, and each Debtor agrees that such retention of such proceeds by the Collateral Agent shall not be deemed strict foreclosure with respect thereto; (ii) in any manner elected by the Collateral Agent, estimate the liquidated amount of any such contingent, unmatured or unliquidated claims and apply the proceeds of the Collateral against such amount; or (iii) otherwise proceed in any manner permitted by applicable law. Each Debtor agrees that the Proceeds Account shall be a blocked account and that upon the irrevocable deposit of funds into the Proceeds Account, the Debtors shall not have any right of withdrawal with respect to such funds. Accordingly, each Debtor irrevocably waives until the termination of this Agreement in accordance with Section 22 the right to make any withdrawal from the Proceeds Account and the right to instruct the Collateral Agent to honor drafts against the Proceeds Account.

          (d) Application of Proceeds. Subject to subsection (c), the cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral, shall be applied as provided in the Intercreditor Agreement. Any surplus thereof which exists after payment and performance in full of the Secured Obligations shall be promptly paid over to the Debtors or otherwise disposed of in accordance with the Intercreditor Agreement, the UCC or other applicable law. The Debtors shall remain liable to the Collateral Agent, the Agent, the Noteholders and the Lenders for any deficiency which exists after any sale or other disposition or collection of Collateral.

          SECTION 11 Certain Waivers. Each Debtor waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Secured Obligations; (ii) any right to require the Collateral Agent, the Agent, the Noteholders or the Lenders (a) to proceed against any Person, (b) to exhaust any other collateral or security for any of the Secured Obligations, (c) to pursue any remedy in the Collateral Agent’s, the Agent’s, any Noteholder’s or any of the Lenders’ power, or (d) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (iii) all claims, damages, and demands against the Collateral Agent, the Agent, the Noteholders or the Lenders arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

          SECTION 12 Notices. All notices or other communications hereunder shall be given in the manner and to the addresses specified in the Intercreditor Agreement. All such notices and other communications shall be deemed to be delivered when a record (within the meaning of the UCC) has been (i) delivered by hand; (ii) sent by mail, upon the earlier of the date of receipt or five Business Days after deposit in the mail, first class (or air mail, with respect to communications sent to or from the United States); (iii) sent by facsimile transmission, or (iv) sent by email.

          SECTION 13 No Waiver; Cumulative Remedies. No failure on the part of the Collateral Agent, the Agent, any Noteholder or any Lender to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Collateral Agent, the Agent, any Noteholder or any Lender.

          SECTION 14 Costs and Expenses; Indemnification; Other Charges.

          (a) Costs and Expenses. Each Debtor agrees to pay on demand:

          (i) the reasonable out-of-pocket costs and expenses of the Collateral Agent and any of its Affiliates, and the reasonable fees and disbursements of counsel to the Collateral Agent (including allocated costs of internal counsel), in connection with the negotiation, preparation, execution, delivery and administration of this Agreement, and any amendments, modifications or waivers of the terms thereof, and the custody of the Collateral;

          (ii) all title, appraisal (including the allocated costs of internal appraisal services), survey, audit, consulting, search, recording, filing and similar fees, costs and expenses incurred or sustained by the Collateral Agent or any of its Affiliates in connection with this Agreement or the Collateral; and

          (iii) all costs and expenses of the Collateral Agent and its Affiliates and the fees and disbursements of counsel (including the allocated costs of internal counsel), in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, this Agreement, any out-of-court workout or other refinancing or restructuring or in any bankruptcy case, and the protection, sale or collection of, or other realization upon, any of the Collateral, including all expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling, or the like, and other such expenses of sales and collections of Collateral, and any and all losses, costs and expenses sustained by the Collateral Agent as a result of any failure by any Debtor to perform or observe its obligations contained herein.

          (b) Indemnification. Each Debtor hereby agrees to indemnify the Collateral Agent, any Affiliate thereof, and their respective directors, officers, employees, agents, counsel and other advisors (each an “Indemnified Person”) against, and hold each of them harmless from, any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel to an Indemnified Person (including allocated costs of internal counsel), which may be imposed on, incurred by, or asserted against any Indemnified Person, in any way relating to or arising out of this Agreement or the transactions contemplated hereby or any action taken or omitted to be taken by it hereunder (the “Indemnified Liabilities”); provided that the Debtors shall not be liable to any Indemnified Person for any portion of such Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from such Indemnified Person’s gross negligence or willful misconduct. If and to the extent that the foregoing indemnification is for any reason held unenforceable, each Debtor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

          (c) Other Charges. Each Debtor agrees to indemnify the Collateral Agent, the Agent, each Noteholder and each Lender against and hold each of them harmless from any and all present and future stamp, transfer, documentary and other such taxes, levies, fees, assessments and other charges made by any jurisdiction by reason of the execution, delivery, performance and enforcement of this Agreement.

          (d) Interest. Any amounts payable to the Collateral Agent, the Agent, any Noteholder or any Lender under this Section 14 or otherwise under this Agreement if not paid within 10 calendar days after demand shall thereafter bear interest until paid in full, at the rate of interest set forth in Section 4.02 of the Credit Agreement.

          SECTION 15 Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Debtors, the Collateral Agent, the Agent, each Noteholder and each Lender and their respective successors and assigns and shall bind any Person who becomes bound as a debtor to this Agreement.

          SECTION 16 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND TO THE EXTENT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR THE REMEDIES HEREUNDER, IN RESPECT OF ANY COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN NEW YORK.

          SECTION 17 Entire Agreement; Amendment. This Agreement and the Intercreditor Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall not be amended except by the written agreement of the parties hereto or as provided in the Intercreditor Agreement.

          SECTION 18 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

          SECTION 19 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

          SECTION 20 Incorporation of Provisions of the Credit Agreement. To the extent the Credit Agreement contains provisions of general applicability to the Loan Documents, including any such provisions contained in Article XIII thereof, such provisions are incorporated herein by this reference.

          SECTION 21 No Inconsistent Requirements. Each Debtor acknowledges that this Agreement, the Credit Agreement, the other Loan Documents, the Amended and Restated Note Agreement and the other Loan Documents (as defined in the Amended and Restated Note Agreement) may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms.

          SECTION 22 Future Debtors. At such time following the date hereof as any Person (an “Acceding Subsidiary”) is required to accede hereto pursuant to the terms of Section 10.03(k) of the Credit Agreement, such Acceding Subsidiary shall execute and deliver to the Collateral Agent an accession agreement substantially in the form of Annex 1 (the “Accession Agreement’), signifying its agreement to be bound by the provisions of this Agreement as a Debtor to the same extent as if such Acceding Subsidiary had originally executed this Agreement as of the date hereof.

          SECTION 23 Termination. Upon the termination of the Commitments of the Lenders, the surrender of the Letters of Credit and payment and performance in full of all Secured Obligations, the security interests created by this Agreement shall terminate and the Collateral Agent shall promptly execute and deliver to the Debtors such documents and instruments reasonably requested by the Debtors as shall be necessary to evidence termination of all security interests given by the Debtors to the Collateral Agent hereunder.

          SECTION 24 Acknowledgments. Each Debtor hereby acknowledges and agrees for the benefit of the Collateral Agent, for itself and on behalf of and for the ratable benefit of the Agent, the Lenders and the Noteholders, that the Original Security Agreement, as amended and restated by this Agreement: (i) is and shall continue to be in full force and effect, without offset or counterclaim; (ii) is and shall continue to be valid and enforceable; and (iii) is not and shall not be impaired or affected in any respect by the execution and delivery of this Agreement or by the execution and delivery of, or the consummation of the transactions contemplated by, the Credit Agreement and the Loan Documents, the execution of which shall not be deemed a satisfaction, cancellation, or novation of any obligation or any obligations of any Debtor under the Original Security Agreement or any other Loan Document (as defined in the Existing Credit Agreement). Each Debtor hereby restates, reaffirms and continues the security interest in the existing Collateral created pursuant to the Original Security Agreement (as amended and restated by this Agreement).

[Signatures follow.]

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

THE DEBTORS

The Chalone Wine Group, Ltd.

By:	/s/ Thomas B. Selfridge

Name: Thomas B. Selfridge
Title: President and CEO

Canoe Ridge Vineyard, L.L.C.

By:	/s/ Thomas B. Selfridge

Name: Thomas B. Selfridge
Title: President and CEO

SHW Equity Co.

By:	/s/ Thomas B. Selfridge

Name: Thomas B. Selfridge
Title: President and CEO

Staton Hills Winery Company Limited

By:	/s/ Thomas B. Selfridge

Name: Thomas B. Selfridge
Title: President and CEO

Canoe Ridge Winery, Inc.

By:	/s/ Thomas B. Selfridge

Name: Thomas B. Selfridge
Title: President and CEO

THE COLLATERAL AGENT

Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank International”, New York Branch

By	/s/ John Mc Hugh

Name: John Mc Hugh
Title: Vice President

By	/s/ Rebecca Morrow

Name: Rebecca Morrow
Title: Executive Director

ANNEX 1

to the Security Agreement

FORM OF ACCESSION AGREEMENT

To:	Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank International”, New York Branch (“Rabobank”)

Re:	The Chalone Wine Group, Ltd.

Ladies and Gentlemen:

     This Accession Agreement is made and delivered pursuant to Section 22 of that certain Amended and Restated Security Agreement dated as of May 11, 2004 (as amended, modified, renewed or extended from time to time, the “Security Agreement”), made between each Debtor named in the signature pages thereof (each a “Debtor” and collectively, the “Debtors”), and Rabobank as Collateral Agent (the “Collateral Agent”). All capitalized terms used in this Accession Agreement and not otherwise defined herein shall have the meanings assigned to them in either the Security Agreement.

     The Chalone Wine Group, Ltd. (the “Borrower”) is party to that certain Amended and Restated Credit Agreement dated as of May 11, 2004 (the “Credit Agreement) by and among the Borrower, the Lenders from time to time party thereto and the Agent.

     The Borrower is also party to that certain Amended and Restated Note Purchase Agreement dated as of May 11, 2004 (the “Note Agreement”) by and among the Borrower and the Noteholders.

     The undersigned,                                        [insert name of acceding Subsidiary], a                     [corporation, partnership, limited liability company, etc.], hereby acknowledges for the benefit of the Collateral Agent, the Agent, the Lenders and the Noteholders that it shall be a “Debtor” for all purposes of the Security Agreement effective from the date hereof. The undersigned confirms that the representations and warranties set forth in Section 4 of the Security Agreement are true and correct as to the undersigned as of the date hereof.

     Without limiting the foregoing, the undersigned hereby agrees to perform all of the obligations of a Debtor under, and to be bound in all respects by the terms of, the Security Agreement, including Section 5 thereof, to the same extent and with the same force and effect as if the undersigned were an original signatory thereto. The undersigned hereby grants to the Collateral Agent, for itself and on behalf of and for the ratable benefit of the Agent, the Lenders and the Noteholders, a security interest in all of the undersigned’s right, title and interest in, to and under all of its personal property (other than any Excluded Collateral), wherever located and

A-1

whether now existing or owned or hereafter acquired or arising, including all Collateral, as security for the payment and performance of the Secured Obligations.

     Schedule 1 to the Security Agreement is hereby amended by adding Schedule 1 attached hereto to the Security Agreement.

     This Accession Agreement shall constitute a Loan Document under the Credit Agreement and a Loan Document under the Note Agreement.

     THIS ACCESSION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the undersigned has executed this Accession Agreement, as of the date first above written.

[SUBSIDIARY]

By

Name

Title

A-2

SCHEDULE 1

to the Security Agreement

1.	Locations of Chief Executive Office and other Locations, including of Collateral

a.	Chief Executive Office and Principal Place of Business:

621 Airpark Road Napa, California 94558

b.	Other locations where Debtors conducts business or Collateral is kept:

2585 Biddle Ranch Road, San Louis Obispo, CA 93401

1102 W. Cherry St. Walla Walla, WA 94362

71 Gangl Rd. Wapato, WA 98951

Stonewall Canyon Road & Hwy 116 Soledad, CA 93960

1700 Moon Mountain Drive Sonoma, CA 95476

14301 Arnold Drive Glen Ellen, CA 95442

2750 Las Amigas Road Napa, CA 94558

4910 Edna Road San Luis Obispo, CA 93401

5055 Solano Avenue Napa, CA 94558

2425 Mission Street San Miguel, CA 93451

S-1.

1695 St. Helena Hwy. Rutherford, CA 94573

19817 89th Avenue South Kent, WA 98301

759 Skyway Court Napa, CA 94558

13148 Raymer St. N. Hollywood, CA 91605

787 Airpark Road Napa, CA 94558

740 Airpark Rd. Napa, CA 94558

389 4th Street E. Sonoma, CA 95476

1160 Oak Knoll Road Napa, CA 94558

600 Mathews Rd Lakeport, CA 95453

12001 South Highway 99 Manteca, CA 95336

2.	Locations of Books Pertaining to Rights to Payment

621 Airpark Road Napa, CA 94558

3.	Jurisdiction of Organization.

Chalone Wine Group, Ltd	California

S-2.

Canoe Ridge Vineyard, L.L.C.	Washington
Canoe Ridge Winery, Inc.	Washington
SHW Equity Co.	Washington
Staton Hills Winery Company Limited	Washington

4.	Trade Names and Trade Styles; Other Corporate, Trade or Fictitious Names; Etc.

Sageland Vineyards

5.	Inventory Stored with Warehousemen or on Leased Premises, Etc.

Tiger Mountain Warehouse 19817 89th Avenue South Kent, WA 98301

759 Skyway Court Napa, CA 94558

2425 Mission Street San Miguel, CA 95451

6.	Patents, Copyrights, Trademarks, Etc.

Registered Trademarks:

ACACIA, CANOE RIDGE, CHALONE VINEYARD & DESIGN, CHALONE VINEYARD, GAVILAN, SAGELANDS, STATON HILLS, MISTY RIDGE, PINK RIESLING, PHOENIX, MOON MOUNTAIN, PATRON OF THE WINE ARTS, BEYOND MERLOT, ARCHSTONE

Pending Trademark Applications:

PROVENANCE VINEYARD, OROGENY VINEYARDS, COMADRE, CANOE RIDGE VINEYARD & DESIGN, HEWITT, WINES FOR WILDLIFE, COPIA DE LUNA

7.	Leased Equipment

General office equipment leases; barrel leases with De Lage Landen.

S-3.

8.	Deposit Accounts

a. Main Accounts/Sweep Accounts:

The Chalone Wine Group, Ltd.	account number:	4295067011

Canoe Ridge Vineyard, L.L.C.	account number:	4103137121

Staton Hills Winery Company Limited	account number:	4296914369

b. Winery Accounts:

The Chalone Wine Group, Ltd.	account number:	4518079637

Staton Hills Winery Company Limited	account number:	4296914351

9.	Investment Property

None.

10.	Instruments and Chattel Paper

None.

11.	Commercial Tort Claims

None.

12.	Letter-of-Credit Rights

None.

S-4.

SCHEDULE 2

to the Security Agreement

Excluded Collateral

     All right, title and interest of the Debtor, if any, in and to all building material, building equipment and fixtures of every kind and nature whatsoever on said land or in any building, structure or improvement now or hereafter standing on an Excluded Parcel which are classified as fixtures under applicable law and which are used in connection with the operation, maintenance or protection of said buildings, structures and improvements as such (including, without limitation, all boilers, air conditioning, ventilating, plumbing, heating, lighting and electrical systems and apparatus, all communications equipment and intercom systems and apparatus, all sprinkler equipment and apparatus, all elevators and escalators, all irrigation systems, all wastewater treatment and disposal facilities, all vines and farm products growing thereon, and all trellises and the reversion or reversions, remainder or remainders, in and to said land, and together with the entire interest of the Debtor in and to all and singular the tenements, hereditaments, easements, rights of way, rights, privileges and appurtenances to said land, belonging or in anywise appertaining thereto, including, without limitation, the entire right, title and interest of the Debtor in, to and under any streets, ways, alleys, gores or strips of land adjoining said land, and all claims or demands whatsoever of the Debtor either in law or in equity, in possession or expectancy, of, in and to said land, together with all accessions, parts and appurtenances appertaining or attached thereto and all substitutions, renewals or replacements of and additions, improvements, accessions and accumulations to any and all thereof, and together with all rights, powers, privileges, options and other benefits of the Debtor, as lessor, under any leases including the right to collect any and all rents, profits or other income and the present and continuing right to make claim for, collect, receive and receipt for any and all of such rents, profits or other income (all of which properties are hereinafter referred to as the “Excluded Real Property Collateral").

     All materials, furniture, furnishings, machinery, fixtures and equipment now or hereafter erected on or affixed to the Excluded Real Property Collateral and including, but not limited to, all heating, plumbing, lighting, water heating, cooking, laundry, refrigerating, incinerating, communications, ventilating and air conditioning equipment, building signs, disposals, dishwashers, telephone systems, sprinkler systems, fire extinguishing apparatus and equipment, water tanks, engines, machines, boilers, dynamos, stokers, elevators, motors, cabinets, shades, blinds, partitions, window screens, screen doors, storm windows, awnings, drapes, rugs and other floor coverings, furniture, furnishings, radios and television sets and wiring and antennae therefor, and all fixtures, accessions and appurtenances thereto, and all renewals or replacements of or substitutions for any of the foregoing, together with all other equipment, furnishings, fixtures, machinery and furniture owned by the Debtor now or hereafter attached or affixed to or used in and about the building or buildings now erected or hereafter to be erected on the Excluded Real Property Collateral, or otherwise located on the Excluded Real Property Collateral, and all fixtures, accessions and appurtenances thereto, and all renewals or replacements of or substitutions for any of the foregoing.

     All judgments, awards of damages, settlements and other compensation heretofore or hereafter made resulting from condemnation proceedings or the taking of the Excluded Real

S-5.

Property Collateral or any part thereof or any improvements now or at any time hereafter located thereon or any easement or other appurtenance thereto under the power of eminent domain, or any similar power or right (including any award from the United States Government at any time after the allowance of the claim therefor, the ascertainment of the amount thereof and the issuance of the warrant for the payment thereof), whether permanent or temporary, or for any damage (whether caused by such taking or otherwise) to said Excluded Real Property Collateral or any part thereof or the improvements thereon or any part thereof, or to any rights appurtenant thereto, including severance and consequential damage, and any award for change of grade of streets.

     All proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquidated claims, including, without limitation, all proceeds and payments of insurance related to the foregoing.

S-6.